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                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


     This asset purchase agreement (this "AGREEMENT") is dated April 11, 2000, and is between GENTA INCORPORATED, a Delaware corporation (hereafter "GENTA"), located at 99 Hayden Avenue, Suite 200, Lexington, MA 02421, and RELGEN LLC, a Delaware limited liability company (hereafter "RELGEN"), located at 6 Kimball Circle, Westfield, NJ 07090.

     Relgen and Genta agree as follows:


                                   ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

     1.1 ACQUIRED ASSETS. Subject to the terms of this Agreement, Relgen hereby sells to Genta, and Genta hereby purchases from Relgen, all of Relgen's rights under the license agreement dated April 9, 1999, between Sloan-Kettering Institute for Cancer Research ("SKI") and Relgen (the "RELGEN CONTRACT"; Relgen's rights thereunder, the "RELGEN CONTRACT RIGHTS").

     1.2 EXCLUDED ASSETS. Relgen hereby retains and is not selling to Genta, and Genta is not purchasing from Relgen, any assets of Relgen other than the Relgen Contract Rights.

     1.3 ASSUMED LIABILITIES. Subject to the terms of this Agreement, Genta hereby assumes those Liabilities of Relgen specifically set forth in writing in the Relgen Contract. Genta also assumes a specific liability in the amount of five thousand two hundred seventy eight dollars and fifty three cents ($5,278.53) for patent expenses incurred by Relgen as of March 21, 2000 that are payable to SKI. Genta also agrees to assume liabilities that may accrue due to additional patent expenses incurred by SKI and payable by Relgen prior to the date of this Agreement to the extent that such expenses do not exceed an aggregate total of five thousand dollars ($5,000.00). (The foregoing are termed collectively the "ASSUMED LIABILITIES"). Genta is not assuming any Liabilities of Relgen or of any other Person other than the Assumed Liabilities, as set forth above.

     1.4 ASSUMED OBLIGATIONS. Subject to the terms of this Agreement, Genta hereby assumes those Obligations of Relgen specifically set forth in writing in the Relgen Contract.


     1.5 PURCHASE PRICE. As the purchase price for the Relgen Contract Rights, Genta shall issue to Relgen within 30 days of the date of this Agreement 10,000 shares of Genta's common stock (those shares, the "SHARES"). Registration of the Shares under the Securities Act of 1933 is governed by the Registration Rights Agreement that Genta and Relgen are entering into concurrently with execution and delivery of this Agreement.


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                                   ARTICLE 2
                            REPRESENTATIONS OF RELGEN

     Relgen represents to Genta as follows:

     2.1 ORGANIZATION; QUALIFICATION: Relgen is a limited liability company validly existing and in good standing under the laws of the State of Delaware with power and authority to own all of its properties and assets and carry on its business as it is currently being conducted.

     2.2 AUTHORIZATION. Relgen has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Relgen have been duly authorized by the relevant partners and officers of Relgen, and no other proceedings on the part of Relgen are necessary with respect thereto. Assuming that Genta has duly authorized the execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of Relgen, enforceable in accordance with its terms, except as enforceability may be limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (2) general principles of equity, whether considered in a proceeding in equity or at law.

     2.3 CONSENTS AND APPROVALS. Other than as provided in the Relgen Contract, Relgen is not required to obtain any permit, make any filing with, or obtain the consent of any Governmental Authority, any party to any Relgen Contract, or any other Person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     2.4 NO WARRANTEE. Relgen represents and warrants that it has licensed the assets, rights, and technology from SKI, pursuant to SKI's having regained rights to same via a bankruptcy proceeding involving SKI's previous licensee. Said previous licensee successfully marketed the lead product, Ganite(TM), in the United States. Relgen makes in this Agreement the reservations made by SKI in the Relgen Contract regarding the absence of representations and warranties. Genta, its affiliates and sublicensees shall not hold Relgen liable for any cause of action that arises because of inadequacy or insufficiency of the acquired assets, rights, and technology data.

     2.5 NO VIOLATIONS. Relgen's execution and delivery of this Agreement and performance by Relgen of its obligations under this Agreement do not (1) violate any provision of the organizational documents of Relgen, (2) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien upon any of the properties or assets of Relgen under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which either Relgen is a party or by which any properties or assets of Relgen are bound, or (3) violate any Law or Order currently in effect to which Relgen is subject.

     2.6 CONTRACTS. Relgen has made available to Genta a copy of the Relgen Contract. The Relgen Contract is in full force and effect and is valid and enforceable in accordance with its

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terms. Relgen is not in default under the Relgen Contract, and to Relgen's knowledge no event or circumstance has occurred that would, with notice or lapse of time or both, constitute an event of default under the Relgen Contract. To the knowledge of Relgen, no other party to the Relgen Contract is in default under the Relgen Contract.

     2.7 ASSETS. The Relgen Contract Rights constitute more than 80% of the assets of Relgen. Neither Relgen or any of its Affiliates nor any member of Relgen or any of its Affiliates owns any assets that relate in any manner to the Patent Rights or the SKI Technology (as those terms are defined in the Relgen Contract).

     2.8 INVESTMENT REPRESENTATIONS. Relgen is acquiring the Shares for its own account, not as a nominee or agent, and not with a view to distributing any of the Shares in violation of the securities laws. Relgen understands that investment in the Shares is speculative and involves a high degree of risk. Relgen is knowledgeable in business and financial matters and is capable of evaluating the merits and risks of an investment in Holdings. Relgen is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.


                                   ARTICLE 3
                            REPRESENTATIONS OF GENTA

     Genta represents to Relgen as follows:

     3.1 ORGANIZATION. QUALIFICATION. Genta is a corporation validly existing and in good standing under the laws of Delaware with corporate power and authority to own all of its properties and assets and to carry on its business as it is currently being conducted.

     3.2 AUTHORIZATION. Genta has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Genta have been duly authorized by the responsible corporate officers of Genta and no other proceedings on the part of Genta are necessary with respect thereto. Assuming that Relgen has duly authorized the execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of Genta, enforceable in accordance with its terms, except as enforceability may be limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (2) general principles of equity, whether considered in a proceeding in equity or at law.

     3.3 CONSENTS AND APPROVALS. Genta is not required to obtain any permit, make any filing with, or obtain the consent of any Governmental Authority or any other Person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     3.4 NO VIOLATIONS. Genta's execution and delivery of this Agreement and performance by it of its obligations under this Agreement do not (1) violate any provision of the certificate of incorporation or by-laws of Genta, (2) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default

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under), accelerate the performance required by, result in the creation of any
Lien upon any of the properties or assets of Genta under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which Genta is a party or by which any properties or assets of Genta are bound, or (3) violate any Law or Order currently in effect to which Genta is subject.

     3.5 INDEMNIFICATION. Genta agrees to fully indemnify, defend, and hold harmless Relgen and each of its employees and officers against all claims and expenses, including legal expenses and attorney's fees, arising out of the death or injury to any person(s) or out of damage to property, and against any other claim, proceeding, demand, expense, and liability of any kind whatsoever that may arise from the production, manufacture, sale, use, consumption, or advertisement of the acquired assets, rights, and technology. Genta shall maintain adequate insurance against such product liability claims sufficient to protect the interests of Relgen and shall furnish proof of such insurance upon reasonable notice by Relgen.

     3.6 SHARES. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid, and non-assessable.


                                   ARTICLE 4
                                  MISCELLANEOUS

     4.1 DEFINITION OF CERTAIN TERMS. When used in this Agreement (including in the Schedules), the following terms shall have the following meanings.

"AFFILIATE" means, with respect to any given Person, (1) any other Person at the time directly or indirectly controlling, controlled by or under common control with that Person, (2) any other Person of which that Person at the time owns or has the right to acquire, directly or indirectly, 10% or more on a consolidated basis of any class of the capital stock or other ownership interest, (3) any other Person which at the time owns or has the right to acquire, directly or indirectly, 10% or more of any class of the capital stock or other ownership interest of that Person, or (4) any director, officer or employee of that Person.

"CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"GOVERNMENTAL AUTHORITY" means any governmental or regulatory body, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

"LAW" means any laws, statutes, ordinances, regulations, rules, and orders of any Governmental Authority.

"LIABILITY" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured or unmatured.

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"LIEN" means, with respect to the assets or property of any Person, any claim, lien, security interest, deed of trust, mortgage, encumbrance or charge of any kind in favor of any other Person, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

"ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, arbitral tribunal, administrative agency, or other Governmental Body.

"PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

     4.2 SEVERABILITY. If any provision of this Agreement is held in any jurisdiction to be prohibited or unenforceable for any reason, that provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable that provision in any other jurisdiction.

     4.3 NOTICES. Every notice or other communication required or contemplated by this Agreement must be in writing and sent by one of the following methods:
(1) personal delivery, in which case delivery is deemed to occur the day of delivery; (2) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or
(3) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur one business day after being sent. In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice:

     If to Genta, to:

     Genta Incorporated
     99 Hayden Avenue
     Lexington, MA  02421
     Attention:  Gerald Schimmoeller, Chief Financial Officer

     with a copy to:

     Kramer Levin Naftalis & Frankel LLP
     919 Third Avenue
     New York, NY  10022
     Attention:  Monica C. Lord, Esq.

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     If to Relgen, to:

     Relgen LLC
     6 Kimball Circle
     Westfield, NJ  07090
     Attention:  Raymond P. Warrell, Jr., Chairman

     4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

     4.5 AMENDMENTS AND WAIVERS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No waiver by any party of any default, breach or misrepresentation under this Agreement will be deemed to extend to any prior or subsequent default, breach or misrepresentation or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     4.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

     4.7 GOVERNING LAW. This Agreement is governed by New York law, without giving effect to the conflicts of laws provisions.

     4.8 BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties and their respective heirs, successors and permitted assigns.

     4.9 ASSIGNMENT. Neither Relgen nor Genta may assign any of their rights or obligations under this Agreement without the prior written consent of the other, which the other may not reasonably withhold.


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     Relgen and Genta hereby execute this Agreement on the date stated in the introductory clause.

                                     GENTA INCORPORATED

                                     By: /s/ Gerald Schimmoeller
                                        --------------------------------
                                        Gerald Schimmoeller
                                        Chief Financial Officer


                                     By: /s/ Mark S. Rogers
                                        --------------------------------
                                        Mark S. Rogers
                                        Chairman of the Board


                                     RELGEN LLC

                                     By: /s/ Raymond P. Warrell, Jr.
                                        --------------------------------
                                        Name: Raymond P. Warrell, Jr.
                                        Title: Chairman



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